Exhibit 10.7

FOURTH AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT

This Fourth Amendment to Revolving Credit and Security Agreement (this “Amendment”) is made as of this 19th day of June, 2015, by and among TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX Global Solutions (“IBEX”, together with any Person joined to the Loan Agreement as a borrower, collectively the “Borrowers”), the financial institutions which are now or which hereafter become party to the Loan Agreement as lenders (collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”) and as a Lender.

BACKGROUND

A.            On November 8, 2013, Borrowers, Lenders and PNC as a Lender and as Agent entered into that certain Revolving Credit and Security Agreement (as same has been or may be amended, restated, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.            Borrowers have informed Agent that Borrowers wish to enter into an arrangement with Citibank, N.A. (“Citibank”) pursuant to which Citibank shall purchase Receivables from Borrowers for which AT&T Services Inc. and any of its various subsidiaries and affiliates (collectively, “AT&T”) is or are the Customer(s) (such Receivables, the “AT&T Receivables”). In connection with the purchase and sale of the AT&T Receivables, Agent, Borrowers, and Citibank shall enter into a Lien Release and Acknowledgment Agreement (the “AT&T/Citibank Agreement”).

C.            Borrowers have requested that Agent and Lenders (i) consent to the sale of the AT&T Receivables to Citibank, and (ii) modify certain definitions, terms and conditions in the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

Section 1               Consent

(a)           Notwithstanding anything to the contrary in the Loan Agreement, Agent and Lenders hereby agree that upon the Effective Date, Borrowers may sell AT&T Receivables to Citibank. This consent shall not be deemed a consent to the breach by Borrowers of other covenants or agreements contained in the Loan Agreement or Other Documents with respect to any other transaction or matter. Borrowers agree that the consent set forth in the preceding sentences shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to, or any waiver or modification of, any other term or condition of the Loan Agreement or any Other Document, or (ii) to prejudice any right or remedy that Agent or Lenders may now have or may in the future have under or in connection with the Loan Agreement or any Other Document other than with respect to the matters for which the consent in the preceding paragraphs has been provided.

(b)           Other than as described in this Amendment, the consent described in the preceding paragraph shall not alter, affect, release or prejudice in any way any of the Obligations under the Loan Agreement. This consent shall not be construed as establishing a course of conduct on the part of Agent or Lenders upon which the Borrowers may rely at any time in the future. Borrowers expressly waive any right to assert any claim to such effect at any time.

Section 2               Amendments to Loan Agreement. On the Effective Date:

(a)            New Definitions. The following defined terms shall be added to Section 1.2 of the Loan Agreement in the proper alphabetical order:

“AT&T” shall mean AT&T Services Inc. and any of its various subsidiaries and affiliates.

“AT&T/Citibank Agreement” shall mean that certain Lien Release and Acknowledgment Agreement by and among Agent, IBEX, and Citibank.

“AT&T Receivables” shall mean Receivables of any Borrower for which AT&T is the Customer.

“Citibank” shall mean Citibank, N.A. and its branches and subsidiaries and affiliates.

“Factoring Agreement” shall mean that certain Supplier Agreement by and between IBEX and Citibank pursuant to which Citibank shall purchase AT&T Receivables from Borrowers.

(b)           Eligible Receivables. Clause (n) of the definition of “Eligible Receivables” in Section 1.2 of the Loan Agreement shall be amended and restated to read as follows:

(n)          (1) such Receivable is not payable to a Borrower or (2) such Receivable is sold pursuant to the Factoring Agreement and the proceeds thereof are remitted to a Depository Account;

(c)           Modified Definition. The following defined term in Section 1.2 of the Loan Agreement shall be amended and restated to read as follows:

“Permitted Encumbrances” shall mean: (a) Liens in favor of Agent for the benefit of Agent and Lenders, including without limitation, Liens securing Hedge Liabilities and Cash Management Products and Services; (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Borrower or any Subsidiary, or any property of any Borrower or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 10.6 hereof; (f) carriers’, repairmens’, mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (I) any such lien shall not encumber any other property of any Borrower and (II) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount permitted in Section 7.6 hereof; (h) Liens on AT&T Receivables sold pursuant to the Factoring Agreement provided that such Liens are subject to the AT&T/Citibank Agreement; and (i) Liens disclosed on Schedule 1.2; provided that such Liens shall secure only those obligations which they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Borrower other than the property and assets to which they apply as of the Closing Date.

(d)           Sublimits for Revolving Advances. Section 2.1(b) of the Loan Agreement shall be amended and restated to read as follows:

(b)          Sublimits for Revolving Advances. The amount of Revolving Advances made to Borrowers against (i) Eligible Pre-Approved Foreign Receivables shall not exceed in the aggregate, at any time outstanding, ten percent (10%) of the Formula Amount, and (ii) Eligible Unbilled Receivables shall not exceed in the aggregate, at any time outstanding, seventy percent (70%) of the Formula Amount.

(e)            Sale of Assets. Section 7.1(b) of the Loan Agreement shall be amended and restated to read as follows:

(b)          Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) the sale of property or assets in the Ordinary Course of Business, (ii) the disposition or transfer of obsolete or worn-out equipment, or equipment that has become no longer useful in such Borrower’s business, in the Ordinary Course of Business, (iii) the sale of AT&T Receivables pursuant to the Factoring Agreement; provided, however, that Borrowers shall not sell any AT&T Receivables unless all proceeds of any such sales shall be deposited into a Depository Account subject to the AT&T/Citibank Agreement, and (iv) any other sales or dispositions expressly permitted by this Agreement in each case not to exceed assets with a fair market value of more than $250,000 in any fiscal year and to the extent that (x) the proceeds of any such disposition are used to acquire replacement equipment which is subject to Agent’s first priority security interest or (y) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.20.

(f)            Projected Operating Budget. Section 9.12 of the Loan Agreement shall be amended by deleting the phrase “no later than thirty (30) days prior to the beginning of each Borrower’s fiscal years” and replacing it with the phrase “no later than thirty (30) days after the beginning of each Borrower’s fiscal years”.

Section 3               Representations, Warranties and Covenants of Borrowers

Each Borrower hereby represents and warrants to and covenants with the Agent and the Lenders that:

(a)           such Borrower reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the Other Documents (as described and defined in the Loan Agreement) and confirms that after giving effect to this Amendment all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)           from and after the Effective Date, such Borrower reaffirms all of the covenants contained in the Loan Agreement (as amended hereby) (including without limitation, all covenants to pay fees, costs and expenses contained therein), covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders (other than contingent indemnification obligations which survive termination of the Loan Agreement);

(c)            no Default or Event of Default has occurred and is continuing under the Loan Agreement or the Other Documents (as described and defined in the Loan Agreement);

(d)           such Borrower has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officer executing this Amendment on its behalf was similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any material contract or agreement to which it is a party or by which any of its properties are bound; and

(e)           this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

Section 4               Conditions Precedent/Effectiveness Conditions

This Amendment shall be effective upon the date of satisfaction of all of the following conditions precedent (the “Effective Date”):

(a)           Agent shall have received this Amendment fully executed by the Borrowers;

(b)           Agent shall have received a fully executed incumbency certificate evidencing the authority of Robert T. Dechant to execute this Amendment and including the specimen signature of Robert T. Dechant;

(c)           Agent shall have received fully executed copies of the Factoring Agreement and the AT&T/Citibank Agreement, each of which in form and substance satisfactory to Agent; and

(d)           No Default or Event of Default shall have occurred and be continuing under the Loan Agreement.

Section 5               Further Assurances

Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

Section 6               Payment of Expenses

Borrowers shall pay or reimburse Agent and Lenders for their reasonable fees of external counsel and other expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

Section 7               Reaffirmation of Loan Agreement

Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, are hereby reaffirmed and shall continue in full force and effect as therein written.

Section 8               Miscellaneous

(a)            Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)           Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c)            Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)           Governing Law. The terms and conditions of this Amendment shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by the laws of the State of New York without regard to any conflicts of laws principles.

(e)            Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or pdf transmission shall be deemed to be an original signature hereto.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX Global Solutions

By:	/s/ Robert T. Dechant
Name: Robert T. Dechant
Title: Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION
as Lender and as Agent

By:	/s/ Jacqueline MacKenzie
Jacqueline MacKenzie, Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:

TRG CUSTOMER SOLUTIONS, INC. d/b/a IBEX Global Solutions

By:	/s/ Robert T. Dechant
Name: Robert T. Dechant
Title: Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION
as Lender and as Agent

By:	/s/ Jacqueline MacKenzie
Jacqueline MacKenzie, Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT]